FOR IMMEDIATE RELEASE
Contact:
Keira Lombardo
Smithfield Foods, Inc.
(757) 365-3050
keiralombardo@smithfieldfoods.com

Smithfield Foods Confirms Discussions to Acquire Controlling Interest in Campofrío Food Group

SMITHFIELD, Virginia (April 6, 2011)-Smithfield Foods, Inc. (NYSE: SFD) confirmed today that the company and Pedro Ballvé are currently evaluating a joint de-listing takeover bid to acquire the remaining approximate 50 percent of Campofrío Food Group, S.A. for €9.5 per share. Mr. Ballvé is the current chairman of Campofrío. The acquisition would give Smithfield 87.6 percent controlling interest in Campofrío, Europe's leading packaged meats company. Smithfield currently owns 37 percent of Campofrío.

This announcement is being made following the filing earlier today by Campofrío of a Communication of Relevant Fact with the Spanish securities regulators relating to the potential joint de-listing takeover bid.

The takeover bid would be subject to various conditions, including (1) completion of confirmatory due diligence, (2) entering into all necessary binding agreements, (3) approval of the takeover bid by the Spanish securities commission, and (4) the waiver of the company's existing standstill agreement with Campofrío, which is currently effective until December 30, 2011. The transaction would also be subject to other regulatory approvals, including competition review.

“The acquisition of Campofrío would further Smithfield's long term strategy of becoming a leading global consumer packaged meats company,” said C. Larry Pope, president and chief executive officer. “In addition, we are assessing potential synergies relating to sales, operations and raw materials with both our U.S. and international businesses,” he continued.

While no financing arrangements have been finalized, the company anticipates the estimated €500 million required to fund the takeover bid would be provided through a combination of existing liquidity and capital markets financings that will enhance shareholder value while maintaining a conservative balance sheet.

In 2010, Campofrío reported revenues of €1.83 billion.

About Smithfield Foods
Smithfield Foods is the world's largest pork processor and hog producer, with revenues exceeding $11 billion in fiscal 2010. In the United States, the company is also the leader in numerous packaged meats categories. From national brands and regional powerhouses in the United States to some of the best-known European brands, Smithfield Foods products are prized by retail, foodservice, and deli customers alike. For more information, please visit www.smithfieldfoods.com.

This news release contains "forward-looking" statements within the meaning of the federal securities laws. The forward-looking statements include statements concerning our outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. Our forward-looking information and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include the availability and prices of live hogs, raw materials, fuel and supplies, food safety, livestock disease, live hog production costs, product pricing, the competitive environment and related market conditions, risks associated with our indebtedness, including cost increases due to rising interest rates or changes in debt ratings or outlook, hedging risk, operating efficiencies, changes in foreign currency exchange rates, access to capital, the cost of compliance with and changes to regulations and laws, including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws, adverse results from on-going litigation, actions of domestic and foreign governments, labor relations issues, credit exposure to large customers, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations, our ability to effectively restructure portions of our operations and achieve cost savings from such restructurings and other risks and uncertainties described in our Annual Report on Form 10-K for fiscal 2010 and our Quarterly Report on Form 10-Q for the fiscal quarter ended August 1, 2010. Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the statements. Any forward-looking statements that we make speak only as of the date of such statements, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.